As filed with the Securities and Exchange Commission on August 1, 2005.

Registration No. 333-65827

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 7 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

WADDELL & REED FINANCIAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	51-0261715
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6300 Lamar Avenue
OVERLAND PARK, KANSAS
66202
(Address of Principal Executive Offices, including Zip Code)

1998 EXECUTIVE DEFERRED COMPENSATION STOCK AWARD PLAN, AS

AMENDED AND RESTATED,

1998 NON-EMPLOYEE DIRECTOR STOCK AWARD PLAN, AS AMENDED AND

1998 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED

(Full Title of the Plans)

WENDY J. HILLS	COPY TO:
SECRETARY	GLEN J. HETTINGER
WADDELL & REED FINANCIAL, INC.	FULBRIGHT & JAWORSKI, LLP
6300 LAMAR AVENUE	2200 ROSS AVENUE, SUITE 2800
OVERLAND PARK, KANSAS 66202	DALLAS, TEXAS 75201
(913) 236-2000	(214) 855-8000

(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

PROSPECTUS

WADDELL & REED FINANCIAL, INC.

2,777,713 SHARES
CLASS A COMMON STOCK, $.01 PAR VALUE
ACQUIRED PURSUANT TO THE WADDELL & REED FINANCIAL, INC.
1998 EXECUTIVE DEFERRED COMPENSATION STOCK AWARD PLAN, AS AMENDED AND
RESTATED,
1998 NON-EMPLOYEE DIRECTOR STOCK AWARD PLAN, AS AMENDED AND
1998 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED

Our stockholders identified below under the caption “Selling Stockholders” may offer to sell up to 2,777,713 shares of our Class A common stock.

We have already issued to the selling stockholders the shares being offered by the selling stockholders, or we will issue the shares being offered by the selling stockholders prior to the sale of the shares.  This offering is not part of the original issuance of the shares of Class A common stock.  We will not receive any of the proceeds from the selling stockholders’ sale of their shares.  The selling stockholders may offer the shares in transactions on the New York Stock Exchange (the “NYSE”), in negotiated transactions, or through a combination of these methods.  The selling stockholders may offer the shares at prices relating to the prevailing market prices or at negotiated prices.

Our Class A common stock is quoted on the NYSE under the symbol “WDR.”  On July 29, 2005 the last sale price of the Class A common stock, as reported on the NYSE, was $19.43 per share.  Our principal executive offices are located at 6300 Lamar Avenue, Overland Park, Kansas 66202 (telephone number:  (913) 236-2000).

INVESTING IN THE CLASS A COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS.  SEE “RISK FACTORS” BEGINNING ON PAGE 5.

Neither the Securities and Exchange Commission nor any state securities has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this document or to which we have referred you.  We have not authorized anyone to provide you with information that is different from that contained in this Prospectus.  The selling stockholders may offer to sell, and seek offers to buy, shares of Class A common stock only in jurisdictions where offers and sales are permitted.  The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Class A common stock.

This Prospectus is dated July 29, 2005.

2,777,713 SHARES

WADDELL & REED FINANCIAL, INC.

CLASS A COMMON STOCK

PROSPECTUS

TABLE OF CONTENTS

Available Information
Documents Incorporated by Reference
Risk Factors
Selling Stockholders
Plan of Distribution
Use of Proceeds
Legal Matters
Experts
Indemnification

July 29, 2005

AVAILABLE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance with that Act, file reports and other information with the United States Securities and Exchange Commission (the “SEC”).  Reports, proxy statements, information statements, and other information may be inspected without charge at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549-1004 and at the following regional offices of the SEC:  Northeast Regional Office, 3 World Financial Center, Room 4-300, New York, New York 10281; and Midwest Regional Office, 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604.  Copies of these filing materials may be obtained from the Public Reference Room of the SEC at 450 Fifth Street, N.W., Room 1300, Washington, D.C. 20549, at prescribed rates.  Information on the operation of the Public Reference Section is available by calling the SEC at 1-800-SEC-0330.  Reports, proxy statements, information statements, and other information can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.  The SEC maintains a Web site that contains information filed with the SEC.  The SEC’s Web site address is http://www.sec.gov.

In addition, our Annual Report on Form 10-K for the year ended December 31, 2004 (without exhibits) is available via the Internet at our Web site (http://www.waddell.com).  We intend to furnish our stockholders with annual reports containing audited financial statements and such other periodic reports as we may determine to furnish or as may be required by law.

We have filed with the SEC a Registration Statement on Form S-8, with exhibits thereto (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the shares of Class A common stock offered by this Prospectus.  This Prospectus does not contain all information set forth in the Registration Statement.  Certain parts of the Registration Statement have been omitted in accordance with the rules and regulations of the SEC.  For further information, reference is made to the Registration Statement which can be inspected at the public reference rooms at the offices of the SEC.

DOCUMENTS INCORPORATED BY REFERENCE

We will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of that person, a copy of any or all of the documents incorporated by reference into this Prospectus (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Prospectus incorporates).  Requests should be directed to:

Waddell & Reed Financial, Inc.
6300 Lamar Avenue
Overland Park, Kansas  66202
Attn:  Secretary
(913) 236-2000

The following documents previously filed with the SEC pursuant to the Securities Act and the Exchange Act are incorporated into this Prospectus by reference and are deemed a part of this Prospectus:

(a)                                  Our Annual Report on Form 10-K for the year ended December 31, 2004;

(b)                                 Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

(c)                                  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005;

(d)                                 The description of our Class A common stock contained in our Registration Statement on Form 8-A, filed with the SEC on February 27, 1998, including any amendment or report filed for the purpose of updating such description; and

(e)                                  All reports filed by us pursuant to Sections 13(a) or 15(d) of the Exchange Act, since the filing of the above referenced Form 8-A on February 27, 1998.

All documents filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering relating to this Prospectus will be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of those documents.  Any statement incorporated or deemed to be incorporated by reference into this Prospectus will be deemed to be modified, replaced, or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document, that also is or is deemed to be incorporated by reference into this Prospectus modifies, replaces, or supersedes that statement.  Any statement so modified, replaced, or superseded will be deemed, except as so modified, replaced or superseded, to constitute a part of this Prospectus.

RISK FACTORS

You should carefully consider the following risk factors and warnings before making an investment decision.  The risks described below are not the only ones that we face.  Additional risks of which we do not yet know or that we currently think are immaterial may also impair our business operations.  If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected.  In such case, the trading price of our Class A common stock could decline, and you may lose all or part of your investment.  You should also refer to the other information set forth in this Prospectus.

This Prospectus contains or incorporates by reference certain forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements.  Those risks include, among others, those listed under the risk factors set forth below.  In evaluating forward-looking statements, you should specifically consider various factors, including the risks outlined below.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, these statements are only predictions and we cannot guarantee future results, levels of activity, performance, or achievements.  Actual events or results may differ materially.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “anticipates,” “plans,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms or other comparable terminology.

Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any forward-looking statements.  We are under no duty to update any of the forward-looking statements after the date of this Prospectus in order to conform such statements to actual results.

Regulatory Risk Is Substantial In Our Business. Non-Compliance With Regulations Or Changes In Regulations Could Have A Significant Impact On The Conduct Of Our Business And Our Prospects, Revenues And Earnings.  Our investment management business is heavily regulated, primarily at the Federal level. Non-compliance with applicable laws or regulations could result in sanctions being levied against us, including fines and censures, suspension or expulsion from a certain jurisdiction or market or the revocation of licenses. Non-compliance with applicable laws or regulations could adversely affect our reputation, prospects, revenues, and earnings. In addition, changes in current legal, regulatory, accounting, tax, or compliance requirements or in governmental policies could adversely affect our operations, revenues, and earnings by increasing expenses and reducing investor interest in certain products offered by the Company, among other things.

We Are At Risk Of Litigation Which Could Result In Substantial Costs To Us And Adversely Impact Our Earnings.  The Company and/or certain of our subsidiaries are involved from time to time in various legal proceedings and claims incident to the normal conduct of business. During the second quarter of 2005, the Company recorded a charge of $35.0 million to recognize liabilities related to settlements of outstanding litigation in the resolution of legal matters with the NASD and United Investors Life Insurance Company (“UILIC”) litigation as set forth under the headings “NASD Enforcement Action” and “Alabama and California Proceedings” below.  Previously, during the third quarter of 2003, the Company recorded a charge of $32.0 million to recognize liabilities for estimated damages and legal costs for both the third quarter of 2003 and future legal costs in connection with the UILIC litigation, the NASD Enforcement Action, and ongoing disputes with former sales personnel in our Advisors channel, including the Sawtelle Arbitration.  In addition to legal costs incurred in the third quarter of 2003, this charge included estimated damages and future legal costs assuming these matters are resolved in a manner that is unfavorable after exhausting all reasonable legal remedies.  As a result of the settlements in the second quarter of 2005, the Sawtelle Arbitration is the only outstanding matter from the 2003 charge that is still unresolved.  As an estimate, it is possible that the ultimate amount of damages and legal costs could be higher or lower than the Company’s recorded liability.  As a result, any changes could have a material effect on the results of operations in a particular quarter or year as the Company evaluates this liability in future periods.

NASD Enforcement Action

See Note 16 of the Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for a description and discussion of this litigation.  As previously disclosed on April 29, 2005, the Company reached a settlement agreement with the NASD regarding this matter.  This settlement consisted of a fine payable to the NASD in the amount of $5 million and the establishment of an $11 million restitution fund for certain variable annuity clients. In agreeing to the terms of the settlement, Waddell & Reed, Inc. neither admitted nor denied the NASD’s allegations.

State Variable Annuity Settlements

As previously announced on April 29, 2005, in conjunction with the settlement of the NASD Enforcement Action referenced above, the Company agreed to a settlement in principal with a consortium of states regarding the same variable annuity sales practices that were the subject of the NASD Enforcement Action.  The $2 million fine agreed to by the Company with the states will be apportioned among those states participating.  Each state participating will receive (a) a base amount of $20,000 per state, and (b) a pro rata share of the remainder based on the number of variable annuity exchanges in each state.  The penalty amounts for any state not joining the multi-state settlement will be distributed among the participating states on the same basis as described in (b) above sometime before the end of the year.  At the time of this filing, the Company had signed definitive settlement documents (and made payments) with/to the states of California, Kansas, Minnesota, Missouri, New Jersey, Nevada and Wyoming.  The Company anticipates signing definitive settlement documents with a significant number of other states before the expiration of the deadline.  In agreeing to the terms of the multi-state settlement, the Company neither admitted nor denied the states’ allegations.

The Company anticipates that a few states may not accept the multi-state settlement offer and may institute separate proceedings against the Company.  Currently, the State Auditor and Commissioner of Securities of the State of Montana have such a proceeding on file (Case No. 03-31-05).  It alleges multiple violations of the Montana Securities Act and the Montana Insurance Code in connection with variable annuity exchanges and seeks unspecified fines and restitution.  As a result of the acceptance of the multi-state agreement by the State of Missouri, the enforcement action instituted by the State of Missouri as described in the Company’s first quarter Quarterly Report on Form 10-Q dated April 26, 2005 was resolved with the Company neither admitting nor denying the state’s allegations.

As a separate condition to the multi-state settlement, the Company agreed to identify all customers who had a decrease in minimum guaranteed death benefit from an exchange of an UILIC Advantage II variable annuity for a Nationwide variable annuity and to reimburse that customer upon their death for the reduction in death benefit, if any, at that time.

Sawtelle Arbitration

See Note 16 of the Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for a description and discussion of this litigation and its possible impact on the financial position and results of operations of the Company. There were no material developments in this matter since the filing of the above referenced Form 10-K.  However, the surety released the original appeal bond related to this case in the amount of $28.7 million on July 21, 2005.  See additional discussion in the “Liquidity and Capital Resources” section of Management’s Discussion and Analysis of the Company’s Second Quarter Report on Form 10-Q for additional information related to the release of the bond.  The release of the bond does not and will not have an impact on the ultimate resolution of this arbitration.

Waddell & Reed Financial, Inc. vs. Torchmark Corporation/United Investors

Tax Proceedings

See Note 16 of the Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for a description and discussion of this litigation and its possible impact on the financial position and results of operations of the Company. There were no material developments in this matter since the filing of the above referenced Form 10-K.

Alabama and California Proceedings

See Note 16 of the Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for a description and discussion of this litigation.  As previously disclosed on April 29, 2005, during the second quarter the Company agreed to pay $14.5 million to Torchmark Corporation to settle all outstanding litigation between the companies and their subsidiaries and affiliates, including actions in Alabama, Kansas and California, with the exception of the tax case between the companies regarding income tax refunds received from the state of Kansas.  In addition, both companies executed a full general mutual release to resolve any and all claims or causes of action arising or occurring at any time in the past. As a result, upon the completion of the formal settlement proceedings, the Alabama courts released to the Company its $56 million cash bond, plus interest, that was posted at the time of the Alabama verdict.

SEC/New York Attorney General

During the third quarter of 2003, the Company received a subpoena from the New York Attorney General’s office and requests for information from the Securities and Exchange Commission in regard to their investigations of late trading and market-timing transactions within the mutual fund industry.  The Company’s efforts to resolve these matters with both offices are continuing. These requests, investigations, and settlement discussions are ongoing and the Company is continuing to cooperate fully. In the opinion of management, the ultimate resolution and outcome of this matter is uncertain.  An ultimate resolution of this matter, or an adverse determination against the Company, could have a material adverse impact on the financial position and results of operations of the Company. However, the possible impact is unknown and not reasonably determinable; therefore, no liability has been recorded in the consolidated financial statements of Waddell & Reed Financial, Inc.

Williams Excessive Fee Litigation

See Note 16 of the Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for a description and discussion of this litigation and its possible impact on the financial position and results of operations of the Company. There were no material developments in this matter since the filing of the above referenced Form 10-K.

We Could Experience Adverse Effects On Our Revenues, Profits And Market Share Due To Strong Competition From Numerous And Sometimes Larger Companies.  We compete with stock brokerage firms, investment banking firms, insurance companies, banks, Internet investment sites, and other financial institutions and individual registered investment advisers. Many of these companies not only offer mutual fund investments and services but also offer an ever-increasing number of other financial products and services. Many of our competitors have more products and product lines, services, and brand recognition and may also have substantially greater assets under management. Many larger mutual fund complexes have developed relationships with brokerage houses with large distribution networks, which may enable those fund complexes to reach broader client bases. In recent years, there has been a trend of consolidation in the mutual fund industry resulting in stronger competitors with greater financial resources than us. There has also been a trend toward online Internet financial services. If existing or potential customers decide to invest with our competitors instead of with us, our market share, revenues, and income could decline.

The Terms Of Our Credit Facility Impose Restrictions On Our Operations That May Adversely Impact Our Prospects And The Operations Of Our Business. There Are No Assurances We Will Be Able To Raise Additional Capital If Needed Which Could Negatively Impact Our Liquidity, Prospects And Operations.  We have entered into a 364-day revolving credit facility with various lenders for a total of $200.0 million, whereby the lenders could, at their option upon our request, expand the facility to $300.0 million. In August 2000, we also began using money market loans, which function similarly to commercial paper. At July 29, 2005, there was no balance outstanding under the line of credit and the outstanding balance related to the money market loans was $4.0 million. The terms and conditions of our revolving credit facility and the money market loans impose restrictions that affect, among other things, our ability to incur additional debt, make capital expenditures and acquisitions, merge, sell assets, pay dividends, and create or incur liens. Our ability to comply with the financial covenants set forth in the credit facility can be affected by events beyond our control and there can be no assurance that we will achieve operating results that will comply with such terms and conditions, a breach of which could result in a default under the credit facility. In the event of a default, the banks could elect to declare the outstanding principal amount of our credit facility, all interest thereon, and all other amounts payable under our credit facility to be immediately due and payable.

Our ability to meet our cash needs and satisfy our debt obligations will depend upon our future operating performance, asset values, perception of our creditworthiness, and indirectly, the market value of our stock. These factors will be affected by prevailing economic, financial and business conditions and other circumstances, some of which are beyond our control. We anticipate that borrowings from our existing credit facility or its refinancing, money market loans, and/or cash provided by operating activities will provide sufficient funds to finance our business plans, meet our operating expenses, and service our debt obligations as they become due. However, in the event that we require additional capital, there can be no assurance that we will be able to raise such capital when needed or on satisfactory terms, if at all, and there can be no assurance that we will be able to refinance our credit facility upon its maturity or on favorable terms. If we are unable to raise capital or obtain financing, we may be forced to incur unanticipated costs or revise our business plan.

There Are No Assurances That We Will Pay Future Dividends Which Could Adversely Affect Our Stock Price. Our Board of Directors currently intends to continue to declare quarterly dividends on our Class A common stock; however, the declaration and payment of dividends is subject to the discretion of our Board. Any determination as to the payment of dividends, as well as the level of such dividends, will depend on, among other things, general economic and business conditions, our strategic plans, our financial results and condition, and contractual, legal, and regulatory restrictions on the payment of dividends by us or our subsidiaries. We are a holding company and, as such, our ability to pay dividends is subject to the ability of our subsidiaries to provide us with cash. There can be no assurance that the current quarterly dividend level will be maintained or that we will pay any dividends in any future period(s). Any change in the level of our dividends or the suspension of the payment thereof could adversely affect our stock price.

Our Ability To Hire And Retain Key Personnel And Financial Advisors Is Significant To Our Success And Growth.  Our continued success depends to a substantial degree on our ability to attract and retain qualified personnel to conduct our fund management and investment advisory business. The market for qualified fund managers, investment analysts, and financial advisors is extremely competitive. We are dependent on our financial advisors and select wholesale distributors to sell our mutual funds and other investment products. Our growth prospects will be directly affected by the quality, quantity, and productivity of financial advisors we are able to successfully recruit and retain. There can be no assurances that we will be successful in our efforts to recruit and retain the required personnel.

There May Be Adverse Effects On Our Revenues And Earnings If Our Funds’ Performance Declines.  Success in the investment management and mutual fund businesses is dependent on the investment performance of client accounts relative to market conditions and the performance of competing funds. Good relative performance stimulates sales of the Funds’ shares and tends to keep redemptions low. Sales of the Funds’ shares in turn generate higher management fees and distribution revenues. Good relative performance also attracts institutional and separate accounts. Conversely, poor relative performance results in decreased sales, increased redemptions of the Funds’ shares and the loss of institutional and separate accounts, resulting in decreases in revenues. Failure of our Funds to perform well could, therefore, have a material adverse effect on our revenues and earnings.

Our Revenues, Earnings And Prospects Could Be Adversely Affected If The Securities Markets Decline.  Our results of operations are affected by certain economic factors, including the level of the securities markets. These adverse economic factors may be exacerbated by war or terrorism. As a result of the significant declines in the securities markets and highly publicized financial scandals during 2002 and 2001 and the market-timing and late trading issues within the mutual fund industry during 2003, investors have exhibited concerns over the integrity of the U.S. financial markets. The existence of adverse market conditions and lack of investor confidence, together with uncertainty surrounding terrorist threats and geopolitical tensions could result in investors withdrawing from the markets or decreasing their rate of investment, either of which could adversely affect our revenues, earnings, and growth prospects. Because our revenues are, to a large extent, investment management fees based on the value of assets under management, a decline in the value of these assets adversely affects our revenues. Our growth is dependent to a significant degree upon our ability to attract and retain mutual fund assets, and in an adverse economic environment, this may prove difficult. Our growth rate has varied from year to year and there can be no assurance that the average growth rates sustained in the recent past will continue. The combination of adverse markets reducing sales and investment management fees could compound on each other and materially affect earnings. Adverse conditions in the U.S. domestic stock market are particularly material to us due to high concentration of assets under management in that market.

Systems Failure May Disrupt Our Business And Result In Financial Loss And Liability To Our Clients.  Our business is highly dependent on communications and information systems, including our mutual fund transfer agency system maintained by a third party service provider. We are highly dependent on our ability to process a large number of transactions on a daily basis and the proper functioning of computer systems of third parties. We rely heavily on financial, accounting, and other data processing systems. If any of these systems do not function properly, we could suffer financial loss, business disruption, liability to clients, regulatory intervention or damage to our reputation. If our systems are unable to accommodate an increasing volume of transactions, our ability to expand could be affected. Although we have back-up systems in place, we cannot be sure that any systems failure or interruption, whether caused by a fire, other natural disaster, power or telecommunications failure, acts of terrorism/war or otherwise will not occur, or that back-up procedures and capabilities in the event of any failure or interruption will be adequate.

Potential Misuse Of Funds And Information In The Possession Of Our Employees And/Or Advisors Could Result In Liability To Our Clients And Subject Us To Regulatory Sanctions.  Our financial advisors handle a significant amount of funds for our clients as well as financial and personal information. Although we have implemented a system of controls to minimize the risk of fraudulent taking or misuse of funds and information, there can be no assurance that our controls will be adequate or that a taking or misuse by our employees and/or financial advisors, can be prevented. We could have liability in the event of a taking or misuse by our employees and/or financial advisors and we could also be subject to regulatory sanctions. Although we believe that we have adequately insured against these risks, there can be no assurance that our insurance will be maintained or that it will be adequate to meet any future liability.

There May Be An Adverse Effect On Our Revenues And Profits If Our Investors Remove The Assets We Manage On Short Notice.  A majority of our revenues are derived from investment management agreements with our Funds that, as required by law, are terminable on 60 days’ notice. Each investment management agreement must be approved and renewed annually by the disinterested members of each Fund’s board or its shareholders, as required by law. Some of these investment management agreements may be terminated or may not be renewed, and new agreements may be unavailable. In addition, mutual fund investors may redeem their investments in the Funds at any time without any prior notice. Investors can terminate their relationship with us, reduce the aggregate amount of assets under management, or shift their funds to other types of accounts with different rate structures for any number of reasons, including investment performance, changes in prevailing interest rates, and financial market performance. The decrease in revenues that could result from any such event could have a material adverse effect on our business.

Our Stockholders Rights Plan Could Deter Takeover Attempts Which Some Of Our Stockholders May Believe To Be In Their Best Interest.  Under certain conditions, the rights under our stockholders rights plan entitle the holders of such rights to receive shares of our Class A common stock having a value equal to two times the exercise price of the right. The rights are attached to each share of our outstanding Class A common stock and generally are exercisable only if a person or group acquires 15% or more of the voting power represented by our Class A common stock. Our stockholders rights plan could impede the completion of a merger, tender offer, or other takeover attempt even though some or a majority of our stockholders might believe that a merger, tender offer, or takeover is in their best interests, and even if such a transaction could result in our stockholders receiving a premium for their shares of our stock over the then current market price of our stock.

Provisions Of Our Organizational Documents Could Deter Takeover Attempts Which Some Of Our Stockholders May Believe To Be In Their Best Interest.  Under our Certificate of Incorporation, our Board has the authority, without action by our stockholders, to fix certain terms and issue shares of our Preferred Stock, par value

$1.00 per share. Actions of our Board pursuant to this authority may have the effect of delaying, deterring, or preventing a change in control of the Company. Other provisions in our Certificate of Incorporation and in our Bylaws impose procedural and other requirements that could be deemed to have anti-takeover effects, including replacing incumbent directors. Our Board is divided into three classes, each of which is to serve for a staggered three-year term after the initial classification and election, and incumbent directors may not be removed without cause, all of which may make it more difficult for a third party to gain control of our Board. In addition, as a Delaware corporation we are subject to Section 203 of the Delaware General Corporation Law. With certain exceptions, Section 203 imposes restrictions on mergers and other business combinations between us and any holder of 15% or more of our voting stock.

Our Holding Company Structure Results In Structural Subordination And May Affect Our Ability To Fund Our Operations And Make Payments On Our Debt.  We are a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to service our debt, including $200.0 million of our senior notes, is dependent upon the earnings of our subsidiaries, and we are dependent on the distribution of earnings, loans, or other payments by our subsidiaries to us. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on our debt or provide us with funds for our payment obligations, whether by dividends, distributions, loans, or other payments. In addition, any payment of dividends, distributions, loans, or advances to us by our subsidiaries could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of our debt to participate in those assets, would be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

SELLING STOCKHOLDERS

The table below sets forth information with respect to the beneficial ownership of the Class A common stock of Waddell & Reed Financial, Inc. by the selling stockholders immediately prior to this offering.  Henry J. Herrmann is the only selling stockholder who owns or has the right to acquire through exercise of stock options, on the date hereof, in excess of one percent of the outstanding Class A common stock.  All information with respect to beneficial ownership has been furnished by the selling stockholders.  The number of shares which may be sold by each selling stockholder from time to time will be updated in supplements to this Prospectus, which will be filed with the SEC in accordance with Rule 424(b) of the Securities Act.

Name	Relationship to Waddell & Reed Financial, Inc.	Class A Common Stock Owned as of July 29, 2005 (1)	Shares to Be Sold (2)

Henry J. Herrmann	Chief Executive Officer and Director	1,739,250	1,739,250

Alan W. Kosloff	Director	20,324	20,324

Dennis E. Logue	Director	18,476	18,076

James M. Raines	Director	52,991	52,991

Ronald C. Reimer	Director	30,662	29,662

William L. Rogers	Director	78,154	78,154

Jerry W. Walton	Director	30,064	25,564

Michael L. Avery	Senior Vice President and Chief Investment Officer	107,107	107,107

Thomas W. Butch	Senior Vice President and Chief Marketing Officer	119,792	119,792

Daniel P. Connealy	Senior Vice President and Chief Financial Officer	19,512	18,512

Mark A. Schieber	Vice President and Controller	10,014	10,010

Daniel C. Schulte	Senior Vice President and General Counsel	90,234	90,103

Michael D. Strohm	Senior Vice President and Chief Operations Officer	193,860	193,680

Name	Relationship to Waddell & Reed Financial, Inc.	Class A Common Stock Owned as of July 28, 2005 (1)	Shares to Be Sold (2)

John E. Sundeen, Jr.	Senior Vice President and Treasurer	274,608	274,488

(1)                                  In each case, the indicated number of shares of Class A common stock include both the number of shares held on the date indicated and the number of shares issuable upon exercise of stock options held by the selling stockholder within the next sixty days.  On April 25, 2005, the Compensation Committee approved the accelerated vesting of all then outstanding unvested options to purchase Company Class A common stock, with the proviso that executive officers and directors whose option vesting dates were accelerated agree not to dispose of any shares of common stock obtained upon exercise of the accelerated options until such time as the options would otherwise have vested, other than dispositions of stock in payment for the exercise price of options and associated taxes, if any, in order to prevent unintended personal benefits to such executive officers and directors.  Indirect beneficial ownership includes shares (a) owned by the director, executive officer or spouse as trustee of a trust or executor of an estate, (b) held in a family charitable foundation in which the director or executive officer has a beneficial interest, or (c) owned by the director or executive officer in a retirement plan.  Indirect beneficial ownership excludes shares held in the account of Messrs. Thomas W. Butch, Mark A. Schieber and Michael D. Strohm in our 401(k) and Thrift Plan unitized stock fund.

(2)                                  In each case, the indicated number of shares of Class A common stock include vested and unvested restricted Class A common stock and shares issuable upon exercise of stock options held by the selling stockholder within the next 60 days.

PLAN OF DISTRIBUTION

The Class A common stock being offered by the selling stockholders pursuant to this Prospectus may be sold from time to time by the selling stockholders, or by pledgees, donees, transferees, or other successors in interest, regardless of whether such successors in interest are successors in interest with respect to the shares being offered.  Such sales may be made on one or more exchanges, in the over-the-counter markets, or otherwise, at prices and on terms then prevailing, at prices related to the then-current market price of the Class A common stock, or in negotiated transactions.  In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under such rule rather than pursuant to this Prospectus.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.  Brokers or dealers will receive commissions or discounts from selling stockholders in amounts to be negotiated immediately prior to the sale.  The selling stockholders and agents who execute orders on their behalf may be deemed to be underwriters as that term is defined in Section 2(11) of the Securities Act and a portion of any proceeds or sales discounts, commissions, or other compensation may be deemed to be underwriting compensation for purposes of that Act.

USE OF PROCEEDS

We will not receive any proceeds from this offering.

LEGAL MATTERS

The validity of the shares of Class A common stock offered by this Prospectus has been passed upon for us by Hughes & Luce, L.L.P., Dallas, Texas.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Control over Financial Reporting) incorporated in this Prospectus and registration statement by reference to the Annual Report on Form 10-K of Waddell & Reed Financial, Inc. for the year ended December 31, 2004 have been so incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION

Our Certificate of Incorporation provides that each person who was or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was one of our directors or officers or is or was serving at our request as a director or officer of another company, partnership, joint venture, trust, or other enterprise, will be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law as the same exists or may be amended after the date of this Prospectus (but, in the case of any amendment, only to the extent that amendment permits us to provide broader indemnification rights than the Delaware General Corporation Law permitted us to provide prior to that amendment), against all expense, liability, and loss reasonably incurred or suffered by that person in connection therewith and that indemnification will continue as to a person who has ceased to be a director or officer and will inure to the benefit of his or her heirs, executors, and administrators.

The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty.  The only limitations imposed under the statute are that the provision may not eliminate or limit a director’s liability:  (i) for breaches of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law; (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions; or (iv) for transactions in which the director received an improper personal benefit.  In addition, directors and officers are insured, at our expense, against certain liabilities which might arise out of their employment.

Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee, or agent of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee, or agent of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which that person has been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for those expenses as the court deems proper.

Insofar as indemnification for liability arising under the Securities Act may be permitted to our directors or officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents heretofore filed with the United States Securities and Exchange Commission (the “SEC”) by Waddell & Reed Financial, Inc. (the “Registrant,” the “Company” or “we”) are incorporated by reference into this Registration Statement:

(a)                                  The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004;

(b)                                 The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

(c)                                  The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005;

(d)                                 The description of the Registrant’s Class A common stock contained in our Registration Statement on Form 8-A, filed with the SEC on February 27, 1998, including any amendment or report filed for the purpose of updating such description; and

(e)                                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of the filing of the initial Registration Statement and any amendments thereto and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified, replaced or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies, replaces or supersedes such statement. Any statement so modified, replaced or superseded shall not be deemed, except as so modified, replaced or superseded, to constitute a part of this Registration Statement.

All documents filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering relating to this Prospectus will be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of those documents.  Any statement incorporated or deemed to be incorporated by reference into this Prospectus will be deemed to be modified, replaced, or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document, that also is or is deemed to be incorporated by reference into this Prospectus modifies, replaces, or supersedes that statement.  Any statement so modified, replaced, or superseded will be deemed, except as so modified, replaced or superseded, to constitute a part of this Prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Incorporation provides that each person who was or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was one of our directors or officers or is or was serving at our request as a director or officer of another company, partnership, joint venture, trust, or other enterprise, will be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law as the same exists or may be amended after the date of this Prospectus (but, in the case of any amendment, only to the extent that amendment permits us to provide broader indemnification rights than the Delaware General Corporation Law permitted us to provide prior to that amendment), against all expense, liability, and loss reasonably incurred or suffered by that person in connection therewith and that indemnification will continue as to a person who has ceased to be a director or officer and will inure to the benefit of his or her heirs, executors, and administrators.

The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty.  The only limitations imposed under the statute are that the provision may not eliminate or limit a director’s liability:  (i) for breaches of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law; (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions; or (iv) for transactions in which the director received an improper personal benefit.  In addition, directors and officers are insured, at the Registrant’s expense, against certain liabilities which might arise out of their employment.

Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee, or agent of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee, or agent of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which that person has been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for those expenses as the court deems proper.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

Exhibit Number	Description

4.1	Specimen of Stock Certificate (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Commission File No. 333-43687) and incorporated herein by reference).
4.2	1998 Non-Employee Director Stock Option Plan (filed as Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and incorporated herein by reference).
4.3

First Amendment to 1998 Non-Employee Director Stock Option Plan (filed as Exhibit 10.23 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference).

4.4

Second Amendment to 1998 Non-Employee Director Stock Option Plan (filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).

4.5

Third amendment to 1998 Non-Employee Director Stock Option Plan (filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and incorporated herein by reference).

4.6	Form of Option Exchange Mailing Documents (filed as Exhibit 4.5 to the Company’s Registration Statement on Form S-8 (Commission File No. 333-65827) and incorporated herein by reference).
4.7

1998 Executive Deferred Compensation Stock Option Plan, as Amended and Restated (filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 and incorporated herein by reference).

4.8

First Amendment to the 1998 Executive Deferred Compensation Stock Option Plan, as Amended and Restated (filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).

4.9

Second Amendment to the 1998 Executive Deferred Compensation Stock Award Plan, as Amended and Restated (filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and incorporated herein by reference).

4.10

Third Amendment to the 1998 Executive Deferred Compensation Stock Option Plan, As Amended and Restated (filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

4.11

Fourth Amendment to the 1998 Executive Deferred Compensation Stock Option Plan, as Amended and Restated (filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and incorporated herein by reference).

4.12	1998 Stock Incentive Plan, as Amended and Restated (filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 and incorporated herein by reference).
4.13

First Amendment to the 1998 Stock Incentive Plan, as Amended and Restated (filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).

4.14

Second Amendment to the 1998 Stock Incentive Plan, as Amended and Restated (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and incorporated herein by reference).

4.15

Third Amendment to the 1998 Stock Incentive Plan, as Amended and Restated (filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

4.16

Fourth Amendment to the 1998 Stock Incentive Plan, as Amended and Restated (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and incorporated herein by reference.

4.17

Rights Agreement, dated as of April 28, 1999, by and between Waddell & Reed Financial, Inc. and First Chicago Trust Company of New York, which includes the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Company, as filed on May 13, 1999 with the Secretary of State of Delaware, as Exhibit A and the form of Rights Certificate as Exhibit B (filed as Exhibit 4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference).

4.18

First Amendment to Rights Agreement, dated as of February 14, 2001, by and between Waddell & Reed Financial, Inc. and First Chicago Trust Company of New York (filed as Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 and incorporated herein by reference).

5.1	Opinion of Hughes & Luce, L.L.P. (filed as Exhibit 5.1 to the Company’s Registration Statement on Form S-8 (Commission File No. 333-65827) and incorporated herein by reference).
23.1	Consent of Hughes & Luce, L.L.P. (contained in Exhibit 5.1 hereto).
23.2*	Consent of KPMG LLP.
24.1	Powers of Attorney (filed as Exhibit 24.1 to the Company’s Post Effective Amendment No. 5 to Form S-8 (Commission File No. 333-65827) and incorporated by reference).

*  Filed herewith

ITEM 9.   UNDERTAKINGS.

(a) We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by us pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 7 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on July 29, 2005.

WADDELL & REED FINANCIAL, INC.

/s/ DANIEL P. CONNEALY
Daniel P. Connealy
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ HENRY J. HERRMANN	Chief Executive Officer and Director	July 29, 2005
Henry J. Herrmann

/s/ DANIEL P. CONNEALY	Senior Vice President and Chief	July 29, 2005
Daniel P. Connealy	Financial Officer
(Principal Financial Officer)

/s/ MARK A. SCHIEBER	Vice President and Controller (Principal	July 29, 2005
Mark A. Schieber	Accounting Officer)

*	Director	July 29, 2005
Alan W. Kosloff

*	Director	July 29, 2005
Dennis E. Logue

*	Director	July 29, 2005
James M. Raines

*	Director	July 29, 2005
Ronald C. Reimer

*	Director	July 29, 2005
William L. Rogers

*	Director	July 29, 2005
Jerry W. Walton

*By:	/s/ DANIEL C. SCHULTE
Daniel C. Schulte
Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Specimen of Stock Certificate (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Commission File No. 333-43687) and incorporated herein by reference).
4.2	1998 Non-Employee Director Stock Option Plan (filed as Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and incorporated herein by reference).
4.3

First Amendment to 1998 Non-Employee Director Stock Option Plan (filed as Exhibit 10.23 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference).

4.4

Second Amendment to 1998 Non-Employee Director Stock Option Plan (filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).

4.5

Third amendment to 1998 Non-Employee Director Stock Option Plan (filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and incorporated herein by reference).

4.6	Form of Option Exchange Mailing Documents (filed as Exhibit 4.5 to the Company’s Registration Statement on Form S-8 (Commission File No. 333-65827) and incorporated herein by reference).
4.7

1998 Executive Deferred Compensation Stock Option Plan, as Amended and Restated (filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 and incorporated herein by reference).

4.8

First Amendment to the 1998 Executive Deferred Compensation Stock Option Plan, as Amended and Restated (filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).

4.9

Second Amendment to the 1998 Executive Deferred Compensation Stock Award Plan, as Amended and Restated (filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and incorporated herein by reference).

4.10

Third Amendment to the 1998 Executive Deferred Compensation Stock Option Plan, As Amended and Restated (filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

4.11

Fourth Amendment to the 1998 Executive Deferred Compensation Stock Option Plan, as Amended and Restated (filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and incorporated herein by reference).

4.12	1998 Stock Incentive Plan, as Amended and Restated (filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 and incorporated herein by reference).
4.13

First Amendment to the 1998 Stock Incentive Plan, as Amended and Restated (filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).

4.14

Second Amendment to the 1998 Stock Incentive Plan, as Amended and Restated (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and incorporated herein by reference).

4.15

Third Amendment to the Waddell and Reed Financial, Inc. 1998 Stock Incentive Plan, as Amended and Restated (filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

4.16

Fourth Amendment to the 1998 Stock Incentive Plan, as Amended and Restated (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and incorporated herein by reference).

4.17

Rights Agreement, dated as of April 28, 1999, by and between Waddell & Reed Financial, Inc. and First Chicago Trust Company of New York, which includes the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Company, as filed on May 13, 1999 with the Secretary of State of Delaware, as Exhibit A and the form of Rights Certificate as Exhibit B (filed as

Exhibit 4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference).
4.18

First Amendment to Rights Agreement, dated as of February 14, 2001, by and between Waddell & Reed Financial, Inc. and First Chicago Trust Company of New York (filed as Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 and incorporated herein by reference).

5.1	Opinion of Hughes & Luce, L.L.P. (filed as Exhibit 5.1 to the Company’s Registration Statement on Form S-8 (Commission File No. 333-65827) and incorporated herein by reference).
23.1	Consent of Hughes & Luce, L.L.P. (contained in Exhibit 5.1 hereto).
23.2*	Consent of KPMG LLP.
24.1	Powers of Attorney (filed as Exhibit 24.1 to the Company’s Post Effective Amendment No. 5 to Form S-8 (Commission File No. 333-65827) and incorporated by reference).

* Filed herewith